EXHIBIT 23


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                         CONSENT OF INDEPENDENT AUDITORS














As independent auditors, we hereby consent to the incorporation by reference in Registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiary on Form S-8 of our report dated November 15, 1999 incorporated by reference in the 10-KSB for the year ended September 30, 1999.


/s/Kronick Kalada Berdy & Co.

Kronick Kalada Berdy & Co.
Kingston, Pennsylvania

December 27, 1999